Exhibit 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
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In re:                                 )          Chapter 11
                                       )
U.S. AUTOMOTIVE FRICTION, INC.,        )
U.S. AUTOMOTIVE MANUFACTURING, INC.,   )        Case Nos. 01-235 (MFW)
and QUALITY AUTOMOTIVE COMPANY,        )        through 01-237 (MFW)
                                       )
                     Debtors.          )        Jointly Administered
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                     NOTICE OF AUCTION OF SUBSTANTIALLY ALL
                       OF THE ASSETS AND BUSINESSES OF THE
                     DEBTORS TO THE HIGHEST AND BEST BIDDER
                     --------------------------------------

          1. US Automotive Manufacturing, Inc. ("USAM"), US Automotive Friction, Inc. ("USAF"), and Quality Automotive Company ("Quality") have filed a Motion for: (i) order approving the sale of substantially all of the Debtors' assets and businesses free and clear of all liens, claims, and encumbrances pursuant to 11 U.S.C.ss. 363; and (ii) approving the bidding and notice procedures for the auction. Pursuant to a Court Order dated March 14, 2001, the Court has approved certain procedures and timetables for conducting such sale as set forth herein.

          2. USAM, a Delaware Corporation incorporated in 1992, is a publicly traded parent holding company that owns USAF, Quality and Vireco, Inc. USAF and Quality are engaged in the business of manufacturing, assembling and distributing automotive friction products, including brake lining, molded and rivited brake pads, and remanufactured brake shoes. The Debtors' principal place of business is located in Tappahannock, Virginia where it employs approximately 200 employees. The Debtors' assets consist of real property and improvements thereon (the "Real Property"), machinery and equipment, rolling stock, spare parts, office furniture and fixtures, computers, accounts receivable, inventory, consisting of raw material, work in process and finished goods, and other tangible and intangible property including the goodwill and trade name of the Debtors (collectively, the "Purchased Assets", as defined in the Motion).

          3. For the calendar year 2000, the Debtors gross sales totaled approximately $15.7 million. Sales to two customers totaled approximately 65% of the total sales: Sales to Discount Auto Parts totaled approximately 32% of total sales, and sales to Advance Stores Company and its affiliates totaled approximately 34% of total sales. Advance Stores Company and Quality are parties to a Purchase Agreement that is effective through December 6, 2002. Discount Auto Parts and Quality were parties to a Purchasing/Merchandising Agreement that expired on December 31, 2000. While there is currently no written agreement between Quality and Discount Auto Parts, Discount Auto Parts continues to purchase products from Quality.

Gross sales from January 1, 2001 through January 22, 2001 totaled $654,575.68. The Debtors' Accounts Receivable, net of unissued core credits as of January 22, 2001 total $3,814,405.41.

          4.   As of January 20, 2001, the Debtors held inventory as follows:

          QUALITY
          -------

          Cores                     $1,657,844.29
          Raw Materials             $   867,941.19
          Finished Goods            $3,666,289.56
          TOTAL                     $6,192,075.04

          USAF
          ----

          Raw Materials             $  486,400.17
          Rolled Stock              $    86,007.86
          Finished Goods            $  871,987.22
          Work in Process           $  153,966.65
          TOTAL                     $1,598,361.90

As of March 19, 1999, the orderly liquidation value of the Debtors' machinery, vehicles, computer, equipment and office furniture was appraised at $1,736,130.00. The Debtor makes no representation that this appraisal reflects the current value of the property.

          5. The Debtors own two parcels of real property and the improvements thereon: 1875 East Lake Mary Boulevard, Sanford, Florida (the "Florida Property"), and 627 Airport Road, Tappahannock, Virginia (the "Tappahannock Property"). The Florida Property was independently appraised at $520,000 as of March 3, 1999. On December 17, 1999, the Florida Property was independently appraised at $675,000. The Debtors currently have the Florida Property on the market with an asking price of $800,000. The Tappahannock Property was independently appraised at $1,635,000 as of October 19, 1999. The Debtors make no representation that these appraisals reflect the current market value of the property.

          6. Subject to higher and better bids at the Auction described below, the Debtors propose to sell the Purchased Assets to FDP Virginia, Inc. (the "Buyer"), a subsidiary of FDP Brakes, Inc., pursuant to the terms memorialized in the Asset Sale and Purchase Agreement (the "Agreement") attached to the Motion as Exhibit "A." The Purchased Assets shall be transferred to the Buyer for the sum of the amounts set forth as follows (the "Purchase Price"):

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The personal property of the Seller,
   including furniture, fixtures, equipment,
   inventory and other tangible property,              Cash Payment of
   and all accounts receivable, purchase                 $7,250,000(1)
   orders and other intangible property

Real Property (through release and
   relinquishment of all of FDP Brakes,
   Inc.'s rights and interests in a Secured
   Promissory Note, an Amended and                            Non-cash
   Restated Promissory Note and any liens             Consideration of
   on the Debtors' Real Property)                           $1,425,000

          7. In addition to the Purchase Price, the Buyer has agreed to pay the Debtors the lesser of the amount of: (i) Two Hundred Thousand Dollars ($200,000), or (ii) ten percent (10%) of allowed unsecured claims the "Additional Sale Consideration"), to fund a plan of liquidation which monies shall not be subject to the Participating Lenders' (as defined in the Motion) liens.

          8. An objection has been filed by a creditor challenging the value of the Non-Cash Consideration being offered by the Buyer for the Debtors' Real Property. The creditor alleges that the actual recoverable value to FDP Brakes, Inc. of its rights and interests in the Secured Promissory Note, the Amended and Restated Promissory Note and any liens on the Debtors' Real Property is not $1,425,000, but should be valued substantially less, between $750,000 and $1,000,000. THE DETERMINATION OF THE VALUE OF THE BUYER'S NON-CASH CONSIDERATION WILL BE MADE BY THE COURT FOLLOWING THE RECEIPT OF THE BID. THE DEBTORS WILL ENTERTAIN BIDS THAT SEPARATELY PROVIDE BID PRICES FOR THE DEBTORS' PERSONAL PROPERTY AND REAL ESTATE. The proposed Buyer, however, is under no obligation to purchase less than all of the Purchased Assets.

          9. The Agreement provides that, subject to and effective upon Closing, the Debtors shall fully and forever release and discharge (the "Release Agreement") John J. Carney, Buyer, Friction Division Products Inc., and W&W Electronics Limited, each in their individual capacity and as an officer and/or director and in all other capacities, and their successor and assigns, from any and all rights, claims, demands, agreements, contracts, covenants, promises, actions, suits, causes of action, obligations, bonds, variances, controversies, debts, costs, sums of


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    (1)   The Cash Payment may be increased, according to a formula specified in the Agreement, if the accounts receivable and inventory on the close of the business day five days prior to closing (the "Closing Adjustment") is greater than the aggregate amount of the accounts receivable as of December 31, 2000 and the 2000 year end inventory (the "December Adjustment"). Likewise, the Cash Payment may be decreased if the Closing Adjustment is less than the December Adjustment.

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


money, expenses, accounts, damages, judgments, losses and liabilities of whatever kind or nature, in law or in equity or otherwise, whether known or unknown which the Debtors or related parties ever had, now has, or shall in the future have, or which their successors assigns or representatives shall or may in the future have, for any reason whatsoever arising out of or relating to the facts and circumstances existing at any time prior to the execution of the Agreement. The Buyer also asserts that although not expressly provided, FDP Brakes, Inc., is and was intended to be included within the Release Agreement. An objection to this Release Agreement has been filed by a creditor who has argued that the potential claims against the released individual and entities may constitute significant value to the estates. Such creditor has also asserted that FDP Brakes, Inc., should not be included within the Release Agreement. Bids that do not adopt the Release Agreement may be found to be higher and better offers than that of the Buyer.

          10. Pursuant to the terms of Agreement, the Buyer has deposited with the Debtors' counsel $750,000 to be held in escrow pending closing (the "Deposit"). The Deposit and any interest accrued thereon shall be released from escrow and applied to the Initial Purchase Price on the closing date. In the event the Buyer does not purchase the Purchased Assets, $350,000 of the Deposit and any interest accrued thereon shall be returned promptly to the Buyer. The remaining $400,000 and all interest accrued thereon shall be paid to and retained by IBJ Whitehall Business Credit Corporation as administrative and collateral agent (the "Agent") except as otherwise provided in the Agreement.

          11. As part of the Bidding Procedures, the Debtors have obtained Court approval for a break-up fee ("Break-Up Fee") in the amount of Two Percent (2%) of the aggregate purchase price received by Debtors for the Purchased Assets (exclusive of the Real Property), to be paid to the Buyer from the proceeds of the sale of all or part of the Purchased Assets, if sold to a party other than the Buyer.

          12. The Debtors shall conduct an auction sale (the "Auction") in accordance with the bid procedures set forth below on March 14, 2001 at 2:00 p.m. at the office of Pepper Hamilton LLP, Suite 1600, 1201 Market Street, Wilmington, DE 19899-1709.

          13. In order to qualify as a Competing Bid at the Auction, a competing offer:

               a. must be received by the Buyer's counsel and the Debtors' counsel at least three (3) business days prior to the day on which the Auction is to be held;

               b.   must disclose the identity of the competing bidder;

               c. may bid for all or part of the Personal Property, the Florida Real Property, and/or the Virginia Real Property;

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               d.   if bidding for the entire Purchased Assets, may provide for separate bids for the Personal Property, the Florida Real Property or the Virginia Real Property;

               e. must provide for the competing bidder to deposit by wire transfer to an Escrow Agent on or prior to the date on which the Sale Motion hearing is to be held, a deposit equal to ten percent (10%) of the Competing Bid to be held by Escrow Agent; and

               f. must provide that the bid shall remain open for 10 days after the hearing to approve the sale of the Debtors' assets pursuant to the auction.

          14. There is no minimum consideration amount required to be provided by the initial Competing Bid. The Debtors will initially consider all bids. However, the Debtors, in consultation with the secured creditors and the Creditors' Committee, shall determine which bid is the highest and best offer, subject to Bankruptcy Court approval, taking into consideration: (1) if any portion of the Purchased Assets are sold to a purchaser other than the Buyer, the Debtors will pay the Buyer a Break-Up Fee of Two Percent of the aggregate purchase price received by Debtors for the Purchased Assets (exclusive of the Real Property); (2) the potential value of the claims released pursuant to the Release Agreement; (3) that an objection has been filed against the Buyer's right to credit bid for the Real Property, and that the Buyer's Lien may be valued at less than $1,425,000; and (4) the value of the Additional Sale Consideration being offered by the proposed Buyer.

          15. The Auction shall be an open auction with bid increments of not less than Fifty Thousand Dollars ($50,000).

          16. Any objection to the Motion, other than to the previously approved bidding procedures and Break-Up Fee, must be filed with the Bankruptcy Court at the address listed above, and served upon the counsel listed below so that it is received on or before March 8, 2001 at 4:00 p.m.

          17. A hearing to approve the sale to the bidder selected by the Debtor as the highest and best bid (the "Sale Motion Hearing") shall be held on March 15, 2001 at 10:30 a.m. at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th floor, Wilmington, DE 19899. Any objections to the Debtors' selection of the highest and best bid may be raised at the hearing.

          18. Copies of the Motion, the Agreement, and the Order are available upon request from the undersigned counsel. Requesting parties may be asked to execute a confidentiality agreement in connection with the dissemination of certain information on the Purchased Assets.

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


David B. Stratton, Esquire
David M. Fournier, Esquire
1201 Market Street, Suite 1600
P.O. Box 1709
Wilmington, DE 19899

Francis J. Lawall, Esquire
Linda Casey, Esquire
Pepper Hamilton LLP
3000 Two Logan Square
18th & Arch Streets
Philadelphia, PA  19103-2799

Charles M. Golden, Esquire
Obermayer Rebmann Maxwell & Hippel, LLP
One Penn Center, 19th Floor
1617 JFK boulevard
Philadelphia, PA 19103-1895

William M. Silverman, Esquire
John J. Kenny, Esquire
Otterbourg, Steindler, Houston & Rosen, P.C.
230 Park Avenue
New York, NY 10169-0075

Francis A. Monaco, Jr., Esq.
Walsh, Monzack and Monaco, P.A.
1201 N. Orange Street, Ste. 400
Wilmington, DE 19801

Erica M. Ryland, Esquire
Berlack, Israels & Liberman LLP
120 West 45th Street
New York, NY 10036

Ashely M. Chan, Esquire
John S. Pettibone, III, Esquire
Morgan, Lewis & Bockius, LLP
1701 Market Street
Philadelphia, PA 19103-2921

Mark Kenny, Esquire
Office of the United States Trustee
610 Walnut Street
Curtis Center, Suite 950W
Philadelphia, PA 19106

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